UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 14, 2003

                    World Information Technology, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)

                  Nevada               0-49795         80-0001653
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)

     3415 Ocatillo Way, North Las Vegas, NV               89031
   ------------------------------------------         --------------
    (Address of principal executive offices)           (zip code)

             Issuer's telephone number:   (702) 221-1952
                                          ----------------

                             EZ Travel, Inc.
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)



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ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) The Board of Directors of the Registrant dismissed Merdinger, Fruchter, Rosen & Company, P.C. ("MFRC") effective February 17, 2003, and has retained Beckstead and Watts, LLP as its independent auditor for the fiscal year ended December 31, 2002. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of MFRC and the engagement of Beckstead and Watts, LLP as its independent auditor. None of the reports of MFRC on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained a "going concern" comment in Financial Note 2 in its Form 10KSB for the fiscal year ended December 31, 2002 which stated the following:

"These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2002, the Company has realized nominal revenue to date and has accumulated operating losses of approximately $16,000 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Managements plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financials statements do not include any adjustments that might arise from this uncertainty."

There were no disagreements between the Company and MFRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of MFRC, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, MFRC has not advised the Registrant that:

    1) internal controls necessary to develop reliable financial statements did not exist; or

    2) information has come to the attention of MFRC which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

    3) the scope of the audit should be expanded significantly, or information has come to the attention of MFRC that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2002.

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(b) On February 17, 2003 the Registrant engaged Beckstead and Watts, LLP as its principal accountant to audit the Registrant's financial statements as successor to MFRC. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted Beckstead and Watts, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did Beckstead and Watts, LLP provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted Beckstead and Watts, LLP on any matter that was the subject of a disagreement or a reportable event.


ITEM 5.  Other Events

On February 14, 2003, the Board of Directors and the majority vote of the Registrants shareholders voted and approved a name change of the Company from EZ Travel, Inc. to World Information Technology, Inc. to better reflect its new business focus. The Company filed a Certificate of Amendment to its Articles of Incorporation, with the Nevada Secretary of State to reflect this name change.

ITEM 7 (c) Exhibits

3.3  Certifcate of Amendment of the Articles of Incorporation
16.1 Letter regarding Change in Certifying Accountant

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WORLD INFORMATION TECHNOLOGY, INC
                                           (Formerly EZ Travel, Inc.)


Date:    February 27, 2003                 By: /s/ Edward C. Zimmerman, III
                                           ---------------------------------
                                                    Edward C. Zimmerman, III
                                                    President and Secretary



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